____________________________________________________________________________
SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement    		[   ]CONFIDENTIAL FOR USE OF THE
[ X ]	Definitive Proxy Statement            COMMISSION ONLY (AS PERMITTED
[   ]	Definitive Additional Materials		     BY RULE 14a-6(e)(2))
[   ]	Soliciting Material Pursuant to Section 240.14a-11(c)
      or Section 240.14a-12

______________________Peoples Bancorp, Inc.___________________________
(Name of Registrant as Specified In Its charter)

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]	No fee required.
[   ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     _____________________________________________________________________

     (2) Aggregate number of securities to which transaction applies:
     _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     _____________________________________________________________________

     (4) Proposed maximum aggregate value of transaction:
     _____________________________________________________________________

     (5) Total fee paid:
     _____________________________________________________________________

[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     _____________________________________________________________________

     (2) Form, Schedule or Registration Statement No.:
     _____________________________________________________________________

     (3) Filing Party:
     _____________________________________________________________________

     (4) Date filed:
     _____________________________________________________________________

-------------------------------------------------------------------------------

PEOPLES BANCORP, INC.
100 Spring Avenue
P. O. Box 210
Chestertown, Maryland 21620-0210
_____________________________________________________________________________

PROXY STATEMENT
1999 ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 1999
_____________________________________________________________________________


Peoples Bancorp, Inc. (Company) is sending this Proxy Statement to you for the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting. This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about April 21, 1999.

ABOUT THE MEETING

WHEN AND WHERE IS THE ANNUAL MEETING?

The Annual Meeting will be held at 12:30 p.m., local time on Wednesday, May 12, 1999 at Christ United Methodist Church, Parish Hall, 401 High Street, Chestertown, Maryland.

WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

At the Annual Meeting you are asked to:

* Elect 14 persons to serve on the Board of Directors of the Company until the next Annual Meeting of shareholders
* Ratify the selection of Rowles & Company as the independent auditor and accountant for the Company, and
* Consider whatever other business may be properly brought before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

Only shareholders of record on the record date, March 24, 1999, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting. On March 24, 1999, there were 858,208 shares of the Company's common stock outstanding. Each share of the Company's common stock is entitled to one vote on each matter considered at the meeting, including one vote for each director to be elected. Shareholders are not entitled to cumulate their votes in the election of directors.

WHAT CONSTITUTES A QUORUM?

Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares eligible to vote at the Annual Meeting is required for a quorum to exist. Under applicable Maryland corporate law and the Articles of Incorporation and By-Laws of the Company, proxies received by the Company specifying an abstention as to any proposal will cause the shares so represented to be counted toward a quorum, but are not counted as favorable votes and, therefore, have the same effect as a vote against the proposal. To the extent holders or brokers having the right to vote shares do not attend the meeting or return a proxy, such shares will not count toward a quorum and, if a quorum is otherwise achieved, will have no effect on the vote of the proposals considered at the meeting.


WHAT VOTE IS REQUIRED TO ELECT THE DIRECTORS?

The 14 nominees for election as directors who receive the greatest number of votes will be elected directors. Votes may be cast in favor of some or all of the nominees for election to the Board of Directors or withheld as to some or all of the nominees. Votes withheld from a nominee will have the same effect as a vote against the nominee.

HOW DO I VOTE?

If you complete and properly sign the accompanying proxy form and return it to the Company, it will be voted as you direct. If you properly sign and return the proxy but give no directions as to how it is to be voted, the shares represented by your proxy will be voted FOR the nominees for directors listed in the Proxy Statement and FOR the ratification of the appointment of Rowles & Company as the independent auditors and accountants for the Company. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy, Robert A. Moore and Alexander P. Rasin, III, will have discretion to vote on those matters according to their best judgment. "Street name" shareholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares. Shareholder votes are tabulated by the Company's Registrar and Transfer Agent.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY?

Yes. Even after you have submitted your proxy, your proxy may be withdrawn at any time before it is voted by:

* delivering written notice of such withdrawal to Robert A. Moore, the Company's Secretary, at 100 Spring Avenue, P.O. Box 210, Chestertown, Maryland 21620-0210 on or before the taking of the vote at the Annual Meeting,
* completing a later dated proxy,
* or attending the Annual Meeting and voting in person.

WHO PAYS THE COST OF SOLICITING PROXIES?

The enclosed proxy is solicited by the Board of Directors of the Company. The Company will bear the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, the directors, officers and employees of the Company may solicit proxies personally or by telephone or fax. None of those individuals who solicit proxies will receive any compensation for their solicitation other than their regular compensation for the positions they hold. The Company does not intend to pay any compensation to any other persons for the solicitation of proxies. The Company will, however, reimburse brokerage houses and their custodians, nominees and fiduciaries for reasonable expenses to mail proxy materials for beneficial owners. Such expenses are estimated not to exceed $5,000.

STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

As of March 24, 1999, the only persons believed by management to be the beneficial owners of more than 5% of the Company's outstanding common stock are set forth in the table below. The information is based on the most recent
Schedule 13G prepared by such person and is to be filed with the Securities and Exchange Commission.

                                                                PERCENTAGE OF
                                         AMOUNT AND NATURE          COMMON
                                           OF BENEFICIAL             STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER         OWNERSHIP            OUTSTANDING
------------------------------------  ---------------------     --------------
Nylon Capital Shopping Center, Inc.          89,100(a)                10.38%
    P. O. Box 237
   Chestertown, MD 21620-0237
-------------------------


(a) A Schedule 13G dated March 24, 1999 states that Elmer E. Horsey, President of Nylon Capital Shopping Center, Inc., and a director of the Company, has shared voting and dispositive power with Nylon Capital over all 89,100 shares. Mr. Horsey has no ownership interest in Nylon Capital Shopping Center, Inc.

HOW MUCH STOCK DO THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY OWN?

As of March 24, 1999, the Board of Directors and executive officers of the Company beneficially owned 199,676 shares (23.27%), directly and indirectly, of the issued and outstanding common stock of the Company.

The following table sets forth, as of December 31, 1998, certain information concerning shares of the Common Stock of the Company beneficially owned by

* the chief executive officer of
* all directors and nominees for directors of the Company
* all directors and executive officers of the Company as a group.

For purposes of this table, and according to Rule 13d-3 under the Securities Exchange Act of 1934, a person is the beneficial owner of any shares if he or she has voting and/or investment power over those shares. The table includes shares owned by spouses, immediately family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.

                                            AMOUNT AND
                                        NATURE OF BENEFICIAL      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER       OWNERSHIP (1)           CLASS (1)
------------------------------------     --------------------     ----------
DIRECTORS:

Robert W. Clark, Jr................            5,906(2)                *

LaMonte E. Cooke...................               20                   *

Gary B. Fellows....................               20                   *

Herman E. Hill, Jr.................            4,570(3)                *

Elmer E. Horsey....................           90,684(4)              10.57%

Arthur E. Kendall..................            2,031                   *

P. Patrick McClary.................            5,226                   *

Robert A. Moore....................            6,315(5)                *

E. Roy Owens.......................            4,130(6)                *

Alexander P. Rasin, III............           30,922(7)               3.60%

Stefan R. Skipp....................           31,800(8)               3.71%

Thomas G. Stevenson................           11,085(9)               1.29%

Elizabeth A. Strong................               30                   *

William G. Wheatley................            6,937(10)               *

All Directors and Executive Officers (11)
   of the company as a group (15 persons)..  199,676                   2

-------------------------------
*     Less than 1% of Company's outstanding stock.

(1) Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.
(2) Includes 2,664 shares owned by Mr. Clark's minor children and 401 shares owned by Mr. Clark's wife.
(3) Includes 4,089 shares owned jointly by Mr. Hill and his wife and 165 shares owned by Mr. Hill's wife.
(4) Includes 89,100 shares owned by Nylon Capital Shopping Center, Inc. for which Mr. Horsey serves as President, but does not own any beneficial interest, and 864 shares owned by Mr. Horsey's wife.
(5) Includes 5,310 shares owned jointly by Mr. Moore and his wife.
(6) Includes 1,365 shares owned jointly by Mr. Owens and his wife and 185 shares owned independently by Mr. Owens's wife.
(7) Includes 23,460 shares owned by a family trust and 1,422 shares owned by Mr. Rasin's wife.
(8) Includes 9,000 shares owned by a family estate/trust account and 1,800 shares owned by Mr. Skipp's minor children.
(9) Includes 8,100 shares owned by three family trusts, and 1,500 shares owned by a family partnership.
(10) Includes 6,843 shares owned jointly by Mr. Wheatley and his wife and 9 shares owned by Mr. Wheatley's wife.
(11) All directors and executive officers may be contacted at the Company's corporate offices by addressing correspondence to the appropriate person, care of Peoples Bancorp Inc., 100 Spring Avenue, P. O. Box 210, Chestertown, Maryland 21620-0210.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than seven nor more than 14 individuals with the exact number of directors to be fixed from time to time, within that range, by the Board of Directors. The Board of Directors currently has fixed the number of directors at 14. All 14 of the current nominees presently serve as directors and were last elected at the Annual Meeting of the Company held on April 29, 1998.

Each Nominee has indicated he or she is able and willing to serve on the Board of Directors. If any nominee becomes unable to serve, the shares represented by properly completed proxies will be voted for the election of substitute directors recommended by the Board of Directors. At this time, the Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Your Company's Board of Directors unanimously recommends a vote FOR the election of each of the Nominees named below as directors of the Company.


The following material contains information concerning the nominees for election:

ROBERT W. CLARK, JR. (1)          Mr. Clark, age 49, has served as a director
of the Company and Peoples Bank of Kent County, Maryland, a Maryland state chartered commercial bank (the only subsidiary of the Company), since January, 1998. He is a farmer and at the present time is Manager of Hopewell Farm, Chestertown, Maryland and owner of Fair Promise Farm, Betterton, Maryland.

LAMONTE E. COOKE (2)               Mr. Cooke, age 47, has served as a director
of the Company and the Bank since January, 1998. He is presently serving as Administrative Director of Queen Anne's County Maryland Detention Center in Centreville, Maryland.

GARY B. FELLOWS (1)               Mr. Fellows, age 47, has served as a director
of the Company and the Bank since January, 1998. He is a partner in the Fellows Helfenbein & Newnam Funeral Home PA and a partner in the Eastern Shore
Genesis Partnership.

HERMAN E. HILL, JR (3)             Mr. Hill, age 53, has served as a director of
the Company since its inception in 1997 and the Bank since January, 1994. He is President of Herman E. Hill & Son, Inc. He is a partner in Kent Hills, LLC., Massey, LLC., Bakers Lane, LLC. and Linden, LLC.

ELMER E. HORSEY (1)(2)             Mr. Horsey, age 66, has served as a director
of the Company since its inception in 1997 and the Bank since September, 1983. He is Chairman of the Personnel/Compensation Committee and a trustee of the Employees' Retirement Plan. He is President of Nylon Capital Shopping Center, Inc., director, secretary and treasurer of Delmarva Publications, Inc., director and secretary of Unity, Inc., a partner in the H & S Investment Trust and a trustee in U/D/T Ld'AC, dated August 19, 1960

ARTHUR E. KENDALL (1)(2)           Mr. Kendall, age 46, has served as a director
of the Company since its inception and the Bank since July, 1994. He is a director and President of K-Foods, Inc. and a partner in Lady Luck Associates, LLC.

P. PATRICK MCCLARY (2)(3)          Mr. McClary, age 58, has served as a director
of the Company since its inception and the Bank since February, 1991. He is Vice-Chairman of the Personnel/Compensation Committee and a trustee of the Employees' Retirement Plan. He is a director and President of Gunther McClary Real Estate, Inc., director and President of P. Patrick McClary Real Estate, Inc. and director and Vice-President of Hall Creek, Inc.

ROBERT  A. MOORE (1)               Mr. Moore, age 65, has served as a director
of the Company since its inception and the Bank since February, 1975. He is Chairman of the Executive Committee, Chairman of the Audit Committee and a trustee of the Employees' Retirement Plan. He is Chairman of Dukes - Moore Insurance Agency, Inc.

E. ROY OWENS (2)(3)                Mr. Owens, age 67, has served as a director
of the Company since its inception and the Bank since March, 1972. He is Chairman of the Board and President of the Company and the Bank, a permanent member of the Executive Committee, a nonvoting member of the Audit Committee and a trustee of the Employees' Retirement Plan.

ALEXANDER P. RASIN, III (3)        Mr. Rasin, age 55, has served as a director
of the Company since its inception and the Bank since August, 1975. He is Chairman of the Nominating Committee. He is a partner in the law firm of Rasin, Wright and Wootton and serves the Bank as its legal counsel.

STEFAN R. SKIPP (3)                Mr. Skipp, age 56, has served as a director
of the Company since its inception and the Bank since May, 1979. He is Vice-Chairman of the Nominating Committee. He is currently serving as a District Public Defender in the State of Maryland.

THOMAS G. STEVENSON                Mr. Stevenson, age 51, has served as a
director of the Company since its inception and the Bank since August, 1990. He is currently an Executive Vice-President and Chief Financial Officer of the Bank and holds corresponding capacities in the Company. He is a permanent member of the Executive Committee and a nonvoting member of the Audit Committee of the Bank.

ELIZABETH A. STRONG (2)            Mrs. Strong, age 49, has served as a director
of the Company since its Incepetion and the Bank since January, 1995. She is currently a trustee of the Employees' Retirement Plan. She is the owner and President of the Rock Hall Insurance Agency in Rock Hall, Maryland.

WILLIAM G. WHEATLEY                Mr. Wheatley, age 46, has served as a
director of the Company since its inception and the Bank since January, 1996. He is currently a Senior Vice-President and Loan Administrator of the Bank.

----------------------
(1)---Member of the Audit Committee
(2)---Member of the Personnel/Compensation Committee
(3)---Member of  the Nominating Committee

OTHER EXECUTIVE OFFICERS

Certain information regarding other employees participating in major matters of the Bank other than those previously mentioned is set forth below.

H. Lawrence Lyons           Mr. Lyons, age 46, is a Senior Vice-President in
charge of operations of the Bank. He also supervises the activity in the Bank conducted through Invest Financial Corporation.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

HOW OFTEN DID THE BOARD MEET DURING 1998?

The Board of Directors of the Company and the Board of Directors of the Bank each met 24 times during the year ended December 31, 1998. Both Boards of Directors met twice each month. The following directors are the only current directors that attended fewer than 75% of the total number of meetings of both Boards and committees to which the director was assigned during 1998: Director Herman E. Hill, Jr. attended 58% of all such meetings.

HOW ARE DIRECTORS COMPENSATED?

Directors who are not employees of the Bank receive a maximum monthly fee of $500 for Board meetings attended and a maximum fee of $155 for monthly Executive Committee meetings attended. Each director has an opportunity to serve on the Executive Committee quarterly on a rotating basis of two directors each quarter. Other committee fees are paid on the basis of $100 per meeting attended. Each Board Member is paid a $500 retainer fee each year in addition to the aforementioned fees. The Secretary of the Board and committee chairmen are paid slightly more than the other members. Directors do not receive additional fees for their service as directors of the Company. Employee directors are not compensated for attendance at Board or committee meetings.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

As of the date of this Proxy Statement, the Board of Directors of the Bank has an Audit Committee, Compensation Committee, Nominating Committee and other miscellaneous committees.

THE AUDIT COMMITTEE. The Audit Committee held 4 meetings during 1998. Its current members are Messrs. Moore, Horsey, Clark, Fellows and Kendall. Mr. Owens and Mr. Stevenson are also members of the committee, but they do not have any voting power. The duties of the Audit Committee include reviewing the Audit Program each quarter including any enhancements that have been adopted. It also reviews the scope of the independent annual audit and internal audits. It also reviews the independent accountants' letter to management concerning the effectiveness of the Bank and the Company's internal financial and accounting controls and management's response to that letter. In addition, the Committee usually reviews and recommends to the Board the firm to be engaged as the Bank's and Company's independent accountants. The committee may also examine and consider other matters relating to the financial affairs of the Bank or the Company as it determines appropriate.

THE PERSONNEL/COMPENSATION COMMITTEE. The Personnel/Compensation Committee met 2 times in 1998. Its current members are Messrs. Horsey, McClary, Cooke, Kendall, Owens and Strong. The purpose of the Personnel/Compensation
Committee is to review and approve major compensation and benefit policies of the Bank. In addition, the Committee recommends to the Board the compensation to be paid to all personnel of the Bank.

THE NOMINATING COMMITTEE. The Nominating Committee meets periodically when necessary. Its current members are Messrs. Rasin, Skipp, Hill, McClary and Owens.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or allocated for services rendered to the Bank in all capacities during the years ended December 31, 1996, 1997 and 1998 to the chief executive officer. The compensation of other members of executive management is not required to be provided because the base compensation of each of such individuals does not exceed $100,000.

SUMMARY COMPENSATION TABLE


                                                          SALARY      BONUS
Name and Principal Position                       YEAR      ($)        ($)
---------------------------                       ----    ------      -----

E. Roy Owens, Chairman and President and CEO      1998    122,000     18,915

E. Roy Owens, Chairman and President and CEO      1997    118,000     18,971

E. Roy Owens, Chairman and President and CEO      1996    112,500     14,786


The Company and the Bank has no employment agreements, termination of employment, or change-in-control agreements or understandings with any of its directors, executive officers or any other party. No one is paid any compensation for services rendered for the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past year the Bank had banking transactions in the ordinary course of its business with:

* its directors and nominees for directors
* its executive officers
* its 5% or greater shareholders
* members of the immediate family of its directors, nominees for directors or executive officers and 5% shareholders
* the associates of such persons.

Such transactions have been on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998, the balance of the loans outstanding to directors, executive officers, owners of 5% or more of the outstanding Common Stock, and their associates, including loans guaranteed by such persons, aggregated $2,664,886, which represented approximately 16.37% of the Company's equity capital accounts.

Alexander P. Rasin, III, a director of both the Company and the Bank, is a partner of the law firm of Rasin, Wright and Wootton, and performs legal services for the Company and its subsidiary. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

Robert A. Moore, a director of both the Company and the Bank, is Chairman of Dukes-Moore Insurance Agency, Inc., an insurance brokerage firm through which the Company and the Bank place various insurance policies. The Company and the Bank paid total premiums for insurance policies placed by Dukes-Moore Insurance Agency, Inc. in 1998 of $88,077. Mr. Moore received a commission on the premiums paid. The Bank and the Company also paid permiums on insurance policies to companies other than Dukes-Moore Insurance Agency, Inc. but which were indirectly placed by Mr. Moore's agency. It is believed that Mr. Moore received a commission on the premiums paid for those policies as well. The total premiums paid for the health, disability and group life insurance policies totaled $267,334. Management believes that the terms of these transactions were at least as favorable to the Company as could have been obtained elsewhere.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and greater than 10% shareholders to file reports of their ownership and any changes in ownership of the Company's securities with the Securities and Exchange Commission. The directors, executive officers and greater than 10% shareholders are required by regulation to provide the Company with a copy of any Section 16(a) reports they file. Based on a review of copies of the reports provided by such individuals to the Company, and the written representations made to the Company by those persons, the Company believes that all Section 16(a) filing requirements applicable to directors, executive officers and greater than 10% shareholders were complied with during the year ended December 31, 1998 except the following: the initial Form 3 reports for each of the executive officers, directors and 10% shareholders were filed, but not on a timely basis because of misunderstandings due to first time filings.


PROPOSAL TWO: RATIFICATION OF APPOINTMENT
OF INDEPENDENT PUBLIC ACCOUNTANTS

The Company's Board of Directors proposes and recommends the election of Rowles & Company as independent certified public accountants to make an examination of the Company and the Bank for the year ending December 31, 1999.

Rowles & Company served as the Company's and the Bank's independent public accountant and auditor for 1998. Representatives of Rowles & Company are expected to be present at the Annual Meeting and will have the opportunity to make a statement or statements if they desire. They will be available to respond to appropriate questions reqarding the Company's consolidated financial statements for 1998. Shareholders are not required to take action on this retention, but the Board of Directors deems it appropriate to ask shareholders to approve the Board's decision in this regard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFYING THE SELECTION OF ROWLES & COMPANY AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.


SHAREHOLDERS PROPOSALS FOR THE 2000 ANNUAL MEETING

Proposals of shareholders to be presented at the 2000 Annual Meeting of the Company must be received prior to December 23, 1999 (120 days before the date of mailing based on the mailing date of this year's Proxy Statement) and meet all other requirements in order to be included in the proxy statement for such meeting. Additionally, the Company will be authorized to exercise discretionary voting authority with respect to any stockholder proposal to be considered at the 2000 Annual Meeting that is not disclosed in the Company's 2000 Proxy Statement if the Company has not received written notice of such proposal by March 7, 2000 (45 days before the date of the mailing based on the mailing date of this year's Proxy Statement). In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of the Company by Certified Mail-Return Receipt Requested.


FINANCIAL STATEMENTS

A copy of the Company's Annual Report containing audited financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. A copy of Form 10-KSB, as filed with the Securities and Exchange Commission, may be obtained without charge, upon written request to Marie Brennan, Executive Secretary, Peoples Bancorp, Inc., 100 Spring Avenue, P. O. Box 210, Chestertown, MD 21620--0210.

OTHER MATTERS

The management of the Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgement of the best interest of the Company.

Chestertown, Maryland                       By Order of the Board of Directors
April 21, 1999


                                            Robert A. Moore
                                            Secretary


---------------------------------------------------------------------
APPENDIX TO SCHEDULE 14A

PROXY
PEOPLES BANCORP, INC.
CHESTERTOWN, MARYLAND

ANNUAL MEETING OF SHAREHOLDERS
MAY 12, 1999

The undersigned hereby appoints Alexander P. Rasin, III and Robert A. Moore, or either of them, as proxies, with full power of substitution to vote as Proxy for the undersigned at the Annual Meeting of Shareholders of Peoples Bancorp, Inc. to be held at Christ United Methodist Church Parish Hall, 401 High Street, Chestertown, Maryland at 12:30 p.m. local time, on Wednesday, May 12, 1999, and at any and all adjournments thereof, the number of shares which the undersigned will be entitled to vote if then personally present for the following purposes:

1.	To elect (14) individuals to serve as Directors until the 2000 Annual
   Meeting. The nominees are: Robert W. Clark, Jr., LaMonte E. Cooke, Gary B. Fellows, Herman E. Hill, Jr., Elmer E. Horsey, Arthur E. Kendall, P. Patrick McClary, Robert A. Moore, E. Roy Owens, Alexander P. Rasin, III, Stefan R. Skipp, Thomas G. Stevenson, Elizabeth A. Strong, William G. Wheatley.

   FOR     (     ) All nominees listed above (except as indicated below).

           (     ) Withhold authority to vote for nominees.  To withhold
                   authority to vote for any individual nominee, strike a line through the nominee's name as set forth above.

2. To ratify the selection of Rowles and Company as the independent certified public accountants for the year 1999.

            FOR (     )        AGAINST (     )        ABSTAIN (     )

3. Authority to transact such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND RETURN PROMPTLY

THIS PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, IF SIGNED AND RETURNED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, UNLESS A CONTRARY DIRECTION IS INDICATED, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

NOTE:	Please date proxy and sign exactly as name appears hereon.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by authorized officer. If signers are husband and wife, each person must sign.


                                           ___________________________________
                                           Signature                      Date


                                           ___________________________________
                                           Signature                      Date